Exhibit 10.8

Exclusive Call Option Agreement

This Exclusive Call Option Agreement (hereinafter called as “this Agreement”) is made and entered into by and among the parties on October 15, 2019 in China:

Party A: Zhixiang Technology (Shanghai) Co., Ltd.

Add.: Room 601 & 602, No. 799, Tianshan Road West, Changning District, Shanghai

Party B:

Guangyuan Cai, a Chinese citizen, ID No.: *********

Peifeng Xu, a Chinese citizen, ID No.: *********

Yaoyu Zhang, a Chinese citizen, ID No.: *********

Party C: Shanghai Zhixiang Technology Co., Ltd.

Add.: Room 3010-20, Roofing of Southern Half Building, Building 12, No. 1118, Dingxi Road, Changning District, Shanghai

In this Agreement, Party A, Party B and Party C is individually called as “Party” and collectively called as “Parties”.

Whereas, Party B is entitled to 100% shares of Party C.

Now therefore, upon agreement through negotiation, the parties reach the following agreement.

Article 1 Call Option

1.1 Grant of rights

Party B hereby irrevocably grants Party A the irrevocable exclusive right (“Call Option”) to, to the extent permitted by the laws of the People’s Republic of China (“China”), according to the steps of exercise determined by Party A at its sole discretion and at the price described in Article 1.3 hereof, at any time and for one time or several times purchase from Party B or designate one or several individuals (each called as “Designee”) to purchase from Party B all or part of the shares held by Party B in Party C. Except for Party A and the Designee, neither third individual is entitled to the Call Option or other rights in and to Party B’s shares. Party C hereby agrees to the Call Option granted by Party B to Party A. Individual mentioned in this article and this Agreement refers to the individual, company, joint venture, partnership, enterprise, trust or unincorporated organization.

1.2 Steps of exercise

Exercise by Party A of the Call Option shall be in compliance with the laws and regulations of China. Party A shall give a written notice (“Call Option  Notice”) to Party B when it intends to exercise the Call Option, specifying (a) decisions made by Party A on the exercise of Call Option; (b) number of shares (“Called Shares”) to be purchased by Party A from Party B; and (c) date of purchase or transfer of those called shares.

1.3 Call option price

Unless evaluation is required by the laws or regulations of China when Party A is exercising the right, the call option price (“Call Option Price”) of those called shares should be the lowest price permitted by the laws.

1.4 Transfer of Called Shares

When Party A is exercising the Call Option each time,

1.4.1 Party B shall cause Party C to promptly hold the shareholders’ meeting at which resolutions on Party B’s transfer of the Called Shares to Party A and/or the Designee are approved;

1.4.2 As for each transfer, Party B shall conclude with Party A and/or (if applicable) the Designee the shares transfer contract (hereinafter called as “Transfer Agreement”) in accordance with this Agreement and the Call Option Notice;

1.4.3 The parties concerned should execute other necessary contracts, agreements or documents, obtain all necessary government licenses and permits, take all necessary action, and without any guarantee interest, transfer the valid title in and to the Called Shares to Party A and/or the Designee and cause Party A and/or the Designee to become the registered owner of the Called Shares. For the purpose of this article and this Agreement, “Guarantee Interest” includes security, mortgage, third party rights or interests, any call option, acquisition right, priority of purchase, offsetting right, ownership retention or other guarantee arrangement; however, for the purpose of clarification, not excluding any guarantee right and interest under this Agreement and Party B’s equity interest pledge contract. “Party B’s Equity Interest Pledge Agreement” described in this Agreement refers to the equity interest pledge agreement (hereinafter called as “Equity Interest Pledge Agreement”) concluded by and among Party A, Party B and Party C on the date of execution hereof, under which Party B pledges all of its shares in Party C to Party A so as to guarantee that Party C is able to perform the obligations under the exclusive business cooperation agreement signed by and between Party C and Party A.

Article 2 Commitments

2.1 Party C’s commitments

Party B (as Party C’s shareholder) and Party C hereby commit that:

2.1.1         Without prior written consent of Party A, it is not allowed to in any way amend, alter or revise Party C’s Articles of Association, rules and regulations, increase or decrease its registered capital or otherwise change its registered capital structure;

2.1.2         According to good financial and commercial standards and practices, they shall maintain the existence of their company and prudently and efficiently conduct their business and handle their affairs;

2.1.3         Without prior written consent of Party A, and at any time upon execution hereof, they shall not sell, transfer, mortgage or otherwise dispose any of Party C’s legal or beneficial right and interest in and to the asset, business or in come or allow to establish any encumbrance with any guarantee right and interests thereon;

2.1.4         Without prior written consent of Party A, no debt will be incurred, inherited, guaranteed or existed, however (i) except for those debts incurred during normal business but not arising from certain loan, and (ii) except for those debts that have been disclosed to Party A and obtained the written consent of Party A;

2.1.5         They will ensure to conduct Party C’s business during normal business to maintain the value of assets owned by Party C and not have any act or omission probably affect they operating status and asset value;

2.1.6         Without prior written consent of Party A, they will not cause Party C to conclude any significant contract, however, except for the contract concluded during normal business (for the purpose of this paragraph, it is considered as significant contract, provided that the value of certain contract exceeds RMB100,000);

2.1.7         Without prior written consent of Party A, they will not cause Party C to offer any loan or credit to any individual;

2.1.8         Upon request of Party A, they will provide Party A with the information about Party C’s operating and financial status;

2.1.9         If required by Party A, they will purchase from the insurance company approved by Party A and maintain the insurance concerning Party C’s asset and business. The amount and type of such insurance should be the same as the one purchased by the company engaging in the similar business;

2.1.10  Without prior written consent of Party A, they will not cause or allow Party C to merge or unite with or acquire or invest in any individual;

2.1.11  Without prior written consent of Party A, no liquidation, dissolution or cancellation of Party C is allowed;

2.1.12  Party A shall be forthwith informed of any litigation, arbitration or administrative proceeding that has undergone or will undergo in connection with Party C’s asset, business or income;

2.1.13  In order to maintain Party C’s title in and to all of its asset, they will execute all necessary or appropriate document, take all necessary or appropriate action and bring all necessary or appropriate complaint or take the necessary and appropriate defense for any claim;

2.1.14  Without prior written consent of Party A, it is ensured that Party C will not in any way distribute the share dividend to its shareholder, however, once upon written request of Party A, Party C shall immediately distribute all the profit that may be distributed to its shareholder; and

2.1.15  Upon request of Party A, they will appoint any individual they designate as Party C’s director.

2.2 Party B’s commitments

Party B hereby commits that:

2.2.1         Without prior written consent of Party A, Party B is not allowed to sell, transfer, mortgage or otherwise dispose any of its legal or beneficial right and interest in and to Party C’ shares or to establish any encumbrance with guarantee right and interest thereon, however, except for the pledge established on such shares under Party B’s Equity Interest Pledge Agreement;

2.2.2         Party B shall cause the Board of Shareholders and/or Board of Directors of Party C not to approve to, without prior written consent of Party A, sell, transfer, mortgage or otherwise dispose any of Party B’s legal or beneficial right and interest in Party C’s shares or allow to establish any encumbrance with guarantee right thereon, however, except for the pledge established on such shares under Party C’s Equity Interest Pledge Agreement;

2.2.3         Party B shall cause the Board of Shareholders or the Board of Directors of Party C not to approve to, without prior written consent of Party A, merge or unite with, or acquire or invest in any individual;

2.2.4         Party B should forthwith notify Party A of any litigation, arbitration or administrative proceeding that has undergone or will undergo in connection with any of its shares in Party C;

2.2.5         Party B should cause the Board of Shareholders or the Board of Directors of Party C to vote for approval of the transfer of Called Shares hereunder and take any and all of other action probably required by Party A;

2.2.6         In order to maintain its ownership of the shares in Party C, Party B should execute all necessary or appropriate documents, take all necessary or appropriate action and bring all necessary or appropriate complaints or implement all the necessary and appropriate defense against all claims;

2.2.7         Upon request of Party A, Party B should appoint any individual it designates as Party C’s director;

2.2.8         Upon request of Party A at any time, Party B should immediately and unconditionally transfer its shares in Party C to Party A and/or the Designee as per the Call Option hereunder; and

2.2.9         Party B should strictly comply with this Agreement and other contracts jointly or separately concluded by and among Party B, Party C and Party A and perform the obligations under this Agreement and such other contracts but may not have any act or omission probably affect the validity and enforceability of this Agreement and such other contracts. Unless instructed by Party A in writing, Party B may not exercise such right, provided that Party B is entitled to any remaining right under this Agreement or the Equity Interest Pledge Agreement concluded by the parties to this Agreement or the proxy agreement granted for the benefit of Party A.

Article 3 Representations and Warranties

On the date of execution hereof, and on each date of transfer of the Called Shares, Party B and Party C hereby jointly and separately represents and warrants to Party A as follows:

3.1 They have the authority to execute and deliver this Agreement and any transfer contract and to perform their rights under this Agreement and such transfer contract. Party B and Party C agree to conclude certain transfer contract containing the same articles as this Agreement when Party A is exercising the Call Option. This Agreement and the transfer contract to which they act one party constitute or will constitute their legal, valid and binding obligation, as enforced in accordance therewith;

3.2 No execution and delivery of this Agreement or any transfer contract or no obligation under this Agreement or any transfer contract will (i) result in any violation of any applicable laws of China; (ii) not contradict against Party C’s Articles of Association, rules and regulations or other organization documents; (ii) result in any violation or breach of any contract or instrument to which they act as one party or are subject; (iv) result in any violation of any condition for grant and/or continuous validity of any license or permit granted to any of them; or (v) result in suspension or cancellation of or establishment of additional conditions upon any license or permit granted to any of them;

3.3 Party B is entitled to good and saleable ownership of its shares in Party C. Except for Party B’s Equity Interest Pledge Agreement, no guarantee right and interest has been established by Party B on such shares;

3.4 Party C is entitled to good and saleable ownership of its assets and has not established any guarantee right and interest on the aforesaid assets;

3.5 Party C has no debts not yet repaid, however, except for (i) those debts incurred during normal business, and (ii) those debts that have been disclosed to Party A and obtained the written consent of Party A.

3.6 There is no litigation, arbitration or administrative proceeding that is pending or likely to occur in connection with Party B’s shares in Party C, Party C’s assets or Party C.

Article 4 Effective Date

This Agreement becomes effective after it has been signed by the parties and is valid for 10 years. Party A has the right to renew this Agreement.

Article 5 Applicable Laws and Dispute Resolution

5.1 Applicable laws

Execution, effectiveness, interpretation, performance, modification and termination of this Agreement and resolution of the dispute under this Agreement are applicable to the laws formally released by China and available to the public. Those matters not mentioned in the laws formally released by China and available to the public are applicable to the principles and practices of the international laws.

5.2 Dispute resolution

Any dispute arising from the interpretation and performance of this Agreement shall be first resolved by the parties through friendly negotiation. If, within 30 days after each party makes a request to other parties for dispute resolution through negotiation, no agreement is reached with respect to such dispute, each party may submit to CIETAC for arbitration in accordance with its then arbitration rules in effect. The arbitration is conducted in Beijing, and the language of arbitration is Chinese. The arbitration award is final and has a binding on each party.

Article 6 Taxes and Fees

In accordance with the laws of China, each party is responsible for any and all of the transfer and registration taxes, expenses and fees incurred by or levied on such party with respect to the preparation and execution of this Agreement and transfer contract and the completion of transaction under this Agreement and transfer contract.

Article 7 Notice

7.1 Notices and other correspondences required or permitted by this Agreement shall be sent to the following address of such party through hand delivery, registered letter with postage prepaid, commercial mail service or fax. Each notice shall be also electronically sent with one copy of written confirmation. It is deemed that such notice has been efficiently served on the following date:

7.1.1 On the date of delivery or rejection at the receiving address specified in the notice, if sent by hand delivery, mail service or registered letter with postage prepaid.

7.1.2 On the date of successful transmission, if sent by fax (as evidenced by the transmission confirmation automatically generated).

7.2 For the purpose of notice, the address of each party is as follows:

Party A:

Add.: Room 601 & 602, No. 799, Tianshan Road West, Changning District, Shanghai

Consignee: Guangyuan Cai

Tel.: *********

Party B:

Add.: Room 601 & 602, No. 799, Tianshan Road West, Changning District, Shanghai

Consignee: Guangyuan Cai

Tel.: *********

Party C:

Add.: Room 601 & 602, No. 799, Tianshan Road West, Changning District, Shanghai

Consignee: Guangyuan Cai

Tel.: *********

7.3 By giving a notice to other parties in accordance with this article, each party may at any time change its receiving address informed.

Article 8 Confidential Obligation

Each party confirms that any oral or written information it has exchanged for the purpose of this Agreement is considered as confidential information. Each party is obliged to keep confidential such information. Without prior written consent of the other parties, neither party may disclose any information to any third party, except for the followings: (a) which has been or will be known to the public (but not arising from disclosure by the party receiving such information to the public); (b) which should be disclosed as required by the applicable laws or the rules or regulations of any securities exchange; or (c) which is disclosed by any party to its legal or financial advisor with respect to the transaction contemplated hereunder, provided that such legal or financial advisor is also bound by the confidential obligation that is similar to this article. Disclosure by the officer or institution employed by each party of any confidential information is considered as done by such party, and such party shall undertake the liability for breach of this Agreement. This article remains valid, regardless of termination of this Agreement for any reason.

Article 9 Further Assurance

Each party agrees to execute the documents reasonably required or beneficial to such party for the purpose of the provision and purpose of this Agreement as soon as possible and take further action reasonably required or beneficial to such party for the purpose of the provision and purpose of this Agreement as soon as possible.

Article 10 Miscellaneous

10.1 Revision, change and amendment

Any revision, change and amendment to this Agreement shall be invalid, unless made by the parties in writing.

10.2 Entire agreement

Except for the written revision, amendment or change made upon execution of this Agreement, this Agreement constitutes the entire agreement reached by the parties with respect to the subject matter thereof and supersedes any oral and written negotiation, representation and contract with respect to the subject matter thereof.

10.3 Headings

Headings herein are inserted only for the convenience of reading and shall not be used to interpret, explain or otherwise affect the meaning hereunder.

10.4 Language

This Agreement is written in Chinese and made into duplicate. Each copy has the same legal effects.

10.5 Severability

Where one or several of the provisions hereof are held invalid, illegal or unenforceable in any aspect under any laws or regulations, the validity, legitimacy or enforceability of the remaining provisions hereof shall not be affected or prejudiced in any aspect. Each party shall sincerely negotiate with each other to, to the maximum extent permitted by the laws and expected by the parties, replace such invalid, illegal or unenforceable provision by valid provision with economic effects that are similar to such invalid, illegal or unenforceable provisions as possible.

10.6 Successor

This Agreement has a binding on and is beneficial to the successor and assign of each party.

10.7 Survival

10.7.1 Any obligation incurred or expired arising from this Agreement prior to the expiration or early termination of this Agreement shall survive the expiration or early termination of this Agreement.

10.7.2 Article 5, 7, 8 and this Article 10.7 shall survive the termination of this Agreement.

10.8 Waiver

Each party may waive the terms and conditions contained herein, however, such waiver shall be made in writing and signed by each party. No waiver by each party of the breach of contract made by other parties under certain occasion is not considered as waiver by such party of the similar breach of contract under other occasions.

[Signature pages to follow]

This page has no texts but is the signature page of the Exclusive Call Option Agreement.

Party A:

Zhixiang Technology (Shanghai) Co., Ltd. (seal)

Signed by:	/s/ Guangyuan Cai

Name: Guangyuan Cai

Title: Legal representative

This page has no texts but is the signature page of the Exclusive Call Option Agreement.

Party B:

Guangyuan Cai

Signed by:	/s/ Guangyuan Cai

Peifeng Xu

Signed by:	/s/ Peifeng Xu

Yaoyu Zhang

Signed by:	/s/ Yaoyu Zhang

This page has no texts but is the signature page of the Exclusive Call Option Agreement.

Party C:

Shanghai Zhixiang Technology Co., Ltd. (seal)

Zhixiang Technology (Shanghai) Co., Ltd. (seal)

Signed by:	/s/ Guangyuan Cai

Name: Guangyuan Cai

Title: Legal representative